AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                AND CONSULTANTS
                        3033 EAST 1ST AVENUE, SUITE 201
                             DENVER, COLORADO 80206



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the use of our reports dated:

                  REPORT DATE:                FINANCIAL STATEMENTS OF:
                  ----------------            ------------------------

                  October 30, 1998            Planet Entertainment Corporation

                  October 19, 1998            Northeast One Stop, Inc.

and to the reference made to our firm under the caption "Experts" included in or made part of this Amendment #4 Form 10-SB.


                                             /s/ AJ ROBBINS, PC
                                             -----------------------------------
                                                 AJ Robbins, PC



DENVER, COLORADO
May 13, 1999